Exhibit 99.1

For Immediate Release Contact: Harvey Grossblatt, President Universal Security Instruments, Inc. 410-363-3000, Ext. 224 or Don Hunt, Jeff Lambert Lambert, Edwards & Associates, Inc. 616-233-0500

Universal Security Instruments, Inc. Announces Notice of

Noncompliance with NYSE MKT Continued Listing Standards

 OWINGS MILLS, MD, August 25, 2016 – Universal Security Instruments, Inc. (NYSE MKT: UUU) (the “Company”) announced today that, on August 23, 2016, the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016 with the Securities and Exchange Commission (the “SEC”). The letter also states that the Company’s failure to timely file its Quarterly Report on Form 10-Q and continued failure to timely file its Annual Report on Form 10-K are material violations of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

The Exchange had previously informed the Company that, in order to maintain its listing on the Exchange following failure to timely file the Annual Report on Form 10-K, the Company must, by July 28, 2016, submit a plan of compliance (the “Plan”) addressing how it intends to regain compliance with Sections 134 and 1101 of the Company Guide by October 12, 2016 (the “Plan Period”). On July 28, 2016, the Company submitted to the Exchange the Company’s Plan with respect to the filing of the Annual Report on Form 10-K. The Company has now been informed by the Exchange that while the Company is not required to submit an additional Plan with respect to the delayed Quarterly Report on Form 10-Q, the Company may submit, by August 30, 2016, a supplement to the Plan which addresses how the Company intends to regain compliance with Sections 134 and 1101 of the Company Guide with respect to the delayed Quarterly Report on Form 10-Q by October 12, 2016.

If the Plan is accepted, the Company will be able to continue its listing during the Plan Period, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the Plan. The letter from the Exchange advised that if the Company is not in compliance with the continued listing standards of the Company Guide by October 12, 2016 with respect to the delayed Annual Report on Form 10-K and the delayed Quarterly Report on Form 10-Q, or if the Company does not make progress consistent with the Plan during the respective Plan Periods, then the Exchange staff will initiate delisting proceedings as appropriate. The Company is working diligently to file the late Annual Report on Form 10-K and the late Quarterly Report on Form 10-Q and to regain compliance with the Company Guide.

UNIVERSAL SECURITY INSTRUMENTS, INC. is a U.S.-based manufacturer (through its Hong Kong Joint Venture) and distributor of safety and security devices. Founded in 1969, the Company has a 47 year heritage of developing innovative and easy-to-install products, including smoke, fire and carbon monoxide alarms. For more information on Universal Security Instruments, visit our website at www.universalsecurity.com.

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"Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain matters discussed in this news release may constitute forward-looking statements within the meaning of the federal securities laws that inherently include certain risks and uncertainties.  Actual results could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, among other items, our Hong Kong Joint Venture's respective ability to maintain operating profitability, currency fluctuations, the impact of current and future laws and governmental regulations affecting us and our Hong Kong Joint Venture and other factors which may be identified from time to time in our Securities and Exchange Commission filings and other public announcements.  We do not undertake and specifically disclaim any obligation to update any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  We will revise our outlook from time to time and frequently will not disclose such revisions publicly.

11407 CRONHILL DRIVE, SUITE A • OWINGS MILLS, MARYLAND 21117, USA

(410) 363-3000 • www.universalsecurity.com